Exhibit 4.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 8, 2012 (this “Amendment”) is made among REPUBLIC SERVICES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and each of the Lenders. Capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement described below).

RECITALS:

A. The Borrower, Bank of America, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the Lenders have entered into an Amended and Restated Credit Agreement, dated as of April 20, 2011 (as in effect on the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility with a swing line sublimit and a letter of credit sublimit.

B. The Guarantors have entered into the Guaranty pursuant to which they have guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents.

C. The Borrower has advised the Administrative Agent and the Lenders that it desires to amend certain provisions of the Credit Agreement and release the Guarantors from their obligations under the Guaranty, and the Administrative Agent and the Lenders are willing to effect such amendment and such release on the terms and conditions contained in this Amendment.

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Reduction in Aggregate Commitments. Pursuant to Section 2.06 of the Credit Agreement, the Borrower has requested the Aggregate Commitments be reduced from $1,250,000,000 to $1,000,000,000. Each of the Administrative Agent and the Lenders hereby waive any prior notice requirement set forth in Section 2.06 of the Credit Agreement. As of the date hereof, the Commitments shall be reduced on a pro rata basis, and the new Commitment and Applicable Percentage of each Lender shall be as set forth on Schedule 2.01 attached hereto.

2. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	Section 1.01 is amended by deleting the definitions of “Cash Management Agreement”, “Cash Management Bank”, “Guaranteed Cash Management Agreement”, “Guaranteed Hedge Agreement”, “Guaranteed Parties”, “Guaranty Release Requirements”, “Hedge Bank” and “Regulatory Divestiture” in their entirety.

(b)	Section 1.01 is amended by inserting the following definitions in the appropriate alphabetical order:

“Disqualified Lender” means each Person described on Schedule 1.01(d).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Participant Register” has the meaning specified in Section 10.06(d).

(c)	The definition of “2008 Credit Facility” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“2012 Credit Facility” means the revolving credit facility pursuant to the 2012 Credit Agreement.

(d)	The definition of “2008 Credit Agreement” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“2012 Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of May 8, 2012, among the Borrower, Bank of America, as administrative agent, and the lenders party thereto (as amended, restated, supplemented or otherwise modified).

(e)	The definition of “Applicable Rate” in Section 1.01 is amended by deleting the table set forth therein and inserting the following table in lieu thereof:

Pricing Level	Debt Ratings S&P/Moody’s	For Facility Fee	For Eurodollar Rate Loans and Letters of Credit	For Base Rate Loans
1	≥ BBB+/Baa1	0.125%	1.000%	0.000%
2	BBB/Baa2	0.175%	1.125%	0.000%
3	BBB-/Baa3	0.225%	1.275%	0.000%
4	≤ BB+/Ba1	0.325%	1.425%	0.400%

(f)	The definition of “Audited Financial Statements” in Section 1.01 is amended by deleting “December 31, 2010” in the second line thereof and inserting “December 31, 2011” in lieu thereof.

(g)	The definition of “Browning-Ferris Indenture” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Browning-Ferris Indenture” means the Restated Indenture dated as of September 1, 1991, between Browning-Ferris and The Bank of New York Mellon Trust

Company, N.A., as successor trustee to JPMorgan Chase Bank, N.A. (formerly Chase Bank of Texas, N.A.) as successor trustee to First City, Texas-Houston, N.A., including all amendments thereto, all supplements thereto and any amendments and restatements or refinancings thereof.

(h)	The definition of “Consolidated EBITDA” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any Computation Period, the sum of, without duplication, (a) Consolidated Net Income during such Computation Period, plus (b) the following, in each case to the extent deducted in computing Consolidated Net Income during such Computation Period: (i) Consolidated Interest Expense; (ii) taxes on income; (iii) depreciation, amortization and depletion; (iv) accretion; and (v) loss on extinguishment of Indebtedness; provided, that, to the extent that any Acquisition has been consummated during a Computation Period, Consolidated EBITDA shall be computed on a pro forma basis in accordance with Article 11 of Regulation S-X of the SEC or in a manner otherwise approved by the Administrative Agent for the purposes of determining the Total Debt to EBITDA Ratio.

(i)	The definition of “Excluded Taxes” in Section 1.01 is amended by (i) deleting the “and” before clause (d) thereof and inserting a “,” in lieu thereof and (ii) inserting “and (e) U.S. federal withholding Taxes imposed under FATCA” before the “.” at the end thereof.

(j)	The definition of “Guarantors” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Guarantors” means, collectively, each Material Subsidiary party to the Guaranty. On and after May 8, 2012, there shall be no Guarantors.

(k)	The definition of “Obligations” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

(l)	The definition of “Priority Indebtedness” in Section 1.01 is amended by deleting subclause (x) set forth in clause (iii) thereof.

(m)	The definition of “Republic Indentures” in Section 1.01 is amended by deleting “April 15, 2001” in the first line thereof and inserting “August 15, 2001” in lieu thereof.

(n)	Section 3.01(c)(ii) is deleted in its entirety and the following is inserted in lieu thereof:

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C Issuer shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefore, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of (A) the failure by such Lender or such L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C Issuer, as the case may be, to the Borrower or the Administrative Agent pursuant to subsection (e) or (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due the Administrative Agent under this clause (ii).

(o)	Section 3.01(e) is amended by deleting subsection (iii) in its entirety and inserting the following subsections in lieu thereof:

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender and each L/C Issuer shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender or such L/C Issuer.

(v) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(p)	Section 3.01 is amended by inserting the following subsection (h) at the end thereof:

(h) Each party’s obligations under this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(q)	Section 3.04(b) is amended by (i) inserting “or liquidity” following “requirements” in the third line thereof and (ii) inserting “and liquidity” following “adequacy” in the eleventh line thereof.

(r)	Section 5.09 is amended by inserting “or rights to operate” following “leasehold interests in” in the second line thereof.

(s)	Section 5.19 is amended by (i) inserting “written” prior to “statements” in the third line thereof and (ii) inserting “materially” prior to “untrue” in the fifth line thereof.

(t)	Section 6.02(b) is amended by deleting “may make to, or file with,” in the last line thereof and inserting “makes to, or files with” in lieu thereof.

(u)	The final paragraph of Section 6.03 is amended by deleting “or violated” from the last line thereof.

(v)	Section 6.04 is amended by inserting “Material” prior to “Subsidiary” in the second line thereof.

(w)	Section 6.13 is deleted in its entirety.

(x)	Section 7.02(k) is deleted in its entirety and the following is inserted in lieu thereof:

(k) other Liens, in addition to those permitted by clauses (a) through (j), securing Indebtedness and other obligations, so long as the aggregate outstanding amount of Priority Indebtedness at any time does not exceed 15% of

Consolidated Tangible Assets; provided that the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions, subject to Liens permitted by this clause (k), shall not at any time exceed $75,000,000 in aggregate outstanding amount.

(y)	Section 7.03(d) is deleted in its entirety and the following is inserted in lieu thereof:

(d) [Reserved]; and

(z)	Section 7.12 is amended by (i) deleting “Obligations” in the third line thereof and inserting “Obligation” in lieu thereof and (ii) deleting “2008 Credit Facility” in the fourth line thereof and inserting “2012 Credit Facility” in lieu thereof.

(aa)	Section 7.13 is deleted in its entirety and the following is inserted in lieu thereof:

7.13 Priority Indebtedness. The Borrower shall not at any time permit the aggregate outstanding amount of Priority Indebtedness to exceed 15% of Consolidated Tangible Assets.

(bb)	Section 8.02(d) is deleted in its entirety and the following is inserted in lieu thereof:

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all other rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable law;

(cc)	Clause Fourth of Section 8.04 is deleted in its entirety and the following is inserted in lieu thereof:

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

(dd)	Section 8.04 is further amended by deleting the final paragraph thereof in its entirety.

(ee)	Sections 9.10, 9.11 and 9.12 are deleted in their entirety.

(ff)	Section 10.01 is amended by (i) inserting “or” at the end of clause (e) thereof, (ii) deleting “or” at the end of clause (f) thereof and (iii) deleting clause (g) thereof in its entirety.

(gg)	Section 10.03 is amended by (i) deleting “any Guaranteed Party” in the first line thereof and inserting “any Lender, any L/C Issuer or the Administrative Agent” in lieu thereof and (ii) deleting “the Guaranteed Parties” in the thirteenth line thereof and inserting “the Lenders and the L/C Issuers” in lieu thereof.

(hh)	Section 10.04(b) is amended by inserting “, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE” prior to the proviso therein.

(ii)	The final paragraph of Section 10.06(b) is amended by inserting “; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender” at the end of the first sentence therein.

(jj)	Section 10.06(d) is amended by (i) inserting “, that is not a Defaulting Lender,” following “Any Lender” in the first line thereof, (ii) inserting “a Disqualified Lender” following “a Defaulting Lender,” in the third line thereof and (iii) inserting the following at the end of the last paragraph thereof:

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(kk)	Section 10.07(f) is amended by inserting “and which gives the Borrower the right to enforce such confidentiality provisions” following “as those of this Section”.

(ll)	Section 10.13(a) is amended by inserting “(or any Participant)” following “any Lender” in the first line thereof.

(mm)	Article X is amended by inserting the following new Section 10.19 at the end thereof:

10.19 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(nn)	Schedule 1.01(d) attached to this Amendment is inserted as a new Schedule 1.01(d) to the Credit Agreement.

(oo)	Exhibit D attached to the Credit Agreement is deleted in its entirety and Exhibit D attached to this Amendment is inserted in lieu thereof.

3. Conditions Precedent to Amendments. The effectiveness of this Amendment and the amendments to the Credit Agreement set forth in Section 2 above is subject to the accuracy of the representations and warranties set forth in Section 4 below on the date hereof and the satisfaction of the following conditions precedent:

(a)	the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent and each of the Lenders;

(b)	the Administrative Agent shall have received evidence that contemporaneously herewith the 2012 Credit Agreement (as defined in Section 2(d) above) shall become effective;

(c)	the Administrative Agent shall have received, for the account of each of the Lenders that executes this Amendment on or before the effective date hereof, an amendment fee equal to 0.05% of the Aggregate Commitments as of the date hereof, which shall be allocable on a pro-rata basis to the Lenders in accordance with each such Lender’s Applicable Percentage as of the date hereof, in each case after giving effect to the reduction of the Aggregate Commitments set forth in Section 1 above; and

(d)	unless waived by the Administrative Agent, all fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) in connection with this Amendment shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)	After giving effect to this Amendment, the representations and warranties of the Borrower contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects) as of such earlier date and except that the representations and warranties in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01.

(b)	This Amendment has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

5. Release of the Guarantors. Each of the Administrative Agent and the Lenders hereby agrees that, upon the effectiveness of this Amendment in accordance with Section 3 above, each Guarantor shall be released from its obligations under the Guaranty.

6. Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

7. Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

9. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

10. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.

12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

13. Amendment Fees. The amendment fees required to be paid pursuant to Section 3(c) above shall be fully earned upon the effectiveness of this Amendment, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees, costs and expenses payable pursuant to this Amendment, the Credit Agreement or any other Loan Document.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER: REPUBLIC SERVICES, INC.

By:	/s/ Edward A. Lang, III
Name:	Edward A. Lang, III
Title:	Senior Vice President, Treasurer

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

LENDERS: BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By:	/s/ Gregory T. Martin
Name:	Gregory T. Martin
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer

By:	/s/ Robert Krasnow
Name:	Robert Krasnow
Title:	SVP

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

BARCLAYS BANK PLC, as a Lender

By:	/s/ Michael Mozer
Name:	Michael Mozer
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

SUNTRUST BANK, as a Lender

By:	/s/ Chris Hursey
Name:	Chris Hursey
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

U.S. BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Blake Malia
Name:	Blake Malia
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Eugene Dempsey
Name:	Eugene Dempsey
Title:	Director

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

COMPASS BANK, as a Lender

By:	/s/ Jason Goetz
Name:	Jason Goetz
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

BNP PARIBAS, as a Lender

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Vice President

By:	/s/ Scott Tricarico
Name:	Scott Tricarico
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Vice President

By:	/s/ Alex Verdone
Name:	Alex Verdone
Title:	Associate

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

INTESA SANPAOLO S.p.A., as a Lender

By:	/s/ Sergio Maggioni
Name:	Sergio Maggioni
Title:	FVP and Head of Business

By:	/s/ Glen Binder
Name:	Glen Binder
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

MIZUHO CORPORATE BANK (USA), as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Scott Umbs
Name:	Scott Umbs
Title:	Authorized Signatory

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

THE ROYAL BANK OF SCOTLAND PLC, as a Lender

By:	/s/ L. Peter Yetman
Name:	L. Peter Yetman
Title:	Director

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ David Urban
Name:	David Urban
Title:	Associate Director

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Elizabeth Willis
Name:	Elizabeth Willis
Title:	Assistant Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

COBANK, ACB, as a Lender

By:	/s/ Bryan Ervin
Name:	Bryan Ervin
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

COMERICA BANK, as a Lender

By:	/s/ Fatima Arshad
Name:	Fatima Arshad
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Philip K. Liebscher
Name:	Philip K. Liebscher
Title:	Senior Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Robert Besser
Name:	Robert Besser
Title:	Managing Director

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

UNION BANK, N.A., as a Lender

By:	/s/ Jeffrey Duncan
Name:	Jeffrey Duncan
Title:	Vice President

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

MACQUARIE BANK LIMITED, as a Lender

By:	/s/ Stephen Bower
Name:	Stephen Bower
Title:	Associate Director

By:	/s/ Linda Evans
Name:	Linda Evans
Title:	Division Director

Republic Services, Inc.

Amendment No. 1 to Amended and Restated Credit Agreement (2011)

Signature Page

SCHEDULE 1.01(d)

DISQUALIFIED LENDERS

•	Avalon Holdings Corporation (AWX)

•	BioMedical Technology Holdings, Inc. (BMTLE.OB)

•	Casella Waste Systems, Inc. (CWST)

•	Clean Harbors, Inc. (CLH)

•	Commodore Applied Technologies, Inc. (CXIA.PK)

•	Covanta Holding Corporation (CVA)

•	Darling International Inc. (DAR)

•	Ecology and Environment, Inc. (EEI)

•	EnergySolutions, Inc. (ES)

•	GreenShift Corporation (GERS.OB)

•	Heckmann Corporation (HEK)

•	Heritage-Crystal Clean, Inc. (HCCI)

•	Imperial Petroleum Recovery Corporation (IREC.PK)

•	OP-TECH Environmental Services, Inc. (OPST.PK)

•	PDG Environmental, Inc. (PDGE.PK)

•	Perma-Fix Environmental Services, Inc. (PESI)

•	Progressive Waste Solutions Ltd. (BIN)

•	Sharps Compliance Corp. (SMED)

•	Stericycle, Inc. (SRCL)

•	Titan Technologies, Inc. (TITT.PK)

•	Transtech Industries, Inc. (TRTI.PK)

•	TRC Companies, Inc. (TRC)

•	Tri-Tech Holding Inc. (TRIT)

•	US Ecology, Inc. (ECOL)

•	Veolia Environmental SA (VE)

•	Waste Connections, Inc. (WCN)

•	Waste Management, Inc. (WM)

SCHEDULE 2.01

COMMITMENTS AND

APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$81,967,213.12	8.196721312%
JPMorgan Chase Bank, N.A.	$81,967,213.12	8.196721312%
Wells Fargo Bank, National Association	$81,967,213.12	8.186721312%
Barclays Bank Plc	$61,475,409.83	6.147540983%
SunTrust Bank	$61,475,409.83	6.147540983%
U.S. Bank, National Association	$53,287,688.52	5.328768852%
The Bank of Nova Scotia	$36,885,245.90	3.688524590%
Compass Bank	$36,885,245.90	3.688524590%
BNP Paribas	$36,885,245.90	3.688524590%
Credit Suisse AG, Cayman Islands Branch	$36,885,245.90	3.688524590%
Deutsche Bank AG, New York Branch	$36,885,245.90	3.688524590%
Goldman Sachs Bank USA	$36,885,245.90	3.688524590%
Intesa SanPaolo S.p.A.	$36,885,245.90	3.688524590%
Mizuho Corporate Bank (USA)	$36,885,245.90	3.688524590%
Royal Bank of Canada	$36,885,245.90	3.688524590%
The Royal Bank of Scotland Plc	$36,885,245.90	3.688524590%
UBS AG, Stamford Branch	$36,885,245.90	3.688524590%
Branch Banking and Trust Company	$32,786,885.25	3.278688525%
Sumitomo Mitsui Banking Corporation	$32,786,885.25	3.278688525%
CoBank ACB	$20,491,803.28	2.049180328%
Comerica Bank	$20,491,803.28	2.049180328%
PNC Bank, National Association	$20,491,803.28	2.049180328%
The Bank of New York Mellon	$20,491,803.28	2.049180328%
Union National, N.A.	$20,491,803.28	2.049180328%
Macquarie Bank Limited	$4,098,360.66	0.409836066%

Total	$1,000,000,000.00	100.000000000%

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of April 20, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Republic Services, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                         of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present, in accordance with GAAP (subject to the absence of footnotes and to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and its Subsidiaries as of such date and for such period.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any Loan Document or other document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Certificate, the representations and warranties contained in subsection (a) of Section 5.11 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01 of the Agreement, including the statements in connection with which this Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,             .

REPUBLIC SERVICES, INC.

By:
Name:
Title:

For the Quarter/Year ended                     (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Subsection 7.01(a): Consolidated Interest Coverage Ratio

A.	Consolidated EBITDA for Computation Period:
	(1)	Consolidated Net Income for Computation Period:	$
	(2)	Consolidated Interest Expense for Computation Period:	$
	(3)	taxes on income for Computation Period:	$
	(4)	depreciation, amortization and depletion for Computation Period:	$
	(5)	accretion for Computation Period:	$
	(6)	loss on extinguishment of Indebtedness for Computation Period:	$
	(7)	Lines I.A.(1)+(2)+(3)+(4)+(5)+(6):	$

B.	Consolidated Interest Expense for Computation Period:		$

C.	Line I.A.(7) divided by Line I.B.:		to 1.00

(Line I.C. must not be less than 3.00 to 1.00)

II.	Subsection 7.01(b): Total Debt to EBITDA Ratio

A.	Total Debt as of last day of Computation Period:		$
B.	Restricted Cash as of last day of Computation Period:		$
C.	Line II.A. minus Line II.B.:		$
D.	Consolidated EBITDA for Computation Period[1]:
	(1)	Consolidated Net Income for Computation Period:	$
	(2)	Consolidated Interest Expense for Computation Period:	$
	(3)	taxes on income for Computation Period:	$
	(4)	depreciation, amortization and depletion for Computation Period:	$
	(5)	accretion for Computation Period:	$
	(6)	loss on extinguishment of Indebtedness for Computation Period:	$
	(7)	Lines II.D.(1)+(2)+(3)+(4)+(5)+(6):	$

E.	Line II.C. divided by Line II.D.(7):		to 1.00

(Line II.E must not be greater than 3.50 to 1.00)

[1]

To the extent that any Acquisition has been consummated during a Computation Period, Consolidated EBITDA shall be computed on a pro forma basis in accordance with Article 11 of Regulation S-X of the SEC or in a manner otherwise approved by the Administrative Agent only for the purpose of determining the Total Debt to EBITDA Ratio.